THE BEAR STEARNS COMPANIES INC.
                                IncomeNotesSM
          With Maturities of Nine Months or More from Date of Issue

Registration No. 333-104455
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No.  3
(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated June 19, 2003)
Trade Date: July 14, 2003
Issue Date: July 17, 2003
The date of this Pricing Supplement is July 14, 2003

----------------------------------------------------------------------------------------------------------------------------
   CUSIP#     Interest Rate   Maturity Date   Price to    Discounts &   Reallowance    Dealer             Interest
                                               Public     Commissions                                Payment Frequency
----------------------------------------------------------------------------------------------------------------------------
  07387EAF4       4.30%         7/15/2013      100.00%       1.50%         0.200%      98.90%               Semi
----------------------------------------------------------------------------------------------------------------------------
  07387EAG2       5.00%         7/15/2018      100.00%       2.00%         0.350%      98.40%             Monthly
----------------------------------------------------------------------------------------------------------------------------
  07387EAH0       5.25%         7/15/2023      100.00%       2.50%         0.350%      98.00%             Monthly
----------------------------------------------------------------------------------------------------------------------------

                                                 Subject to Redemption
----------------------------------------------------------------------------------------------------------------------------
                   First
    First        Interest                                                                         Aggregate
   Interest       Payment    Survivor's                                                           Principal
 Payment Date     Amount       Option      Yes/No         Date and Terms of Redemption             Amount      Net Proceeds
----------------------------------------------------------------------------------------------------------------------------
  1/15/2004       $21.26        Yes          No                        N/A                        $889,000       $875,665
----------------------------------------------------------------------------------------------------------------------------
                                                   Commencing  7/15/2006  and on the  interest
  8/15/2003        $3.89        Yes          Yes   payment dates  thereafter  until  Maturity,   $1,738,000     $1,703,240
                                                   the  Notes may be called in whole at par at
                                                   the option of the  Company on ten  calendar
                                                   days notice.
----------------------------------------------------------------------------------------------------------------------------
                                                   Commencing  7/15/2008  and on the  interest
  8/15/2003        $4.08        Yes          Yes   payment dates  thereafter  until  Maturity,   $4,102,000     $3,999,450
                                                   the  Notes may be called in whole at par at
                                                   the option of the  Company on ten  calendar
                                                   days notice.
----------------------------------------------------------------------------------------------------------------------------

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.